UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 30, 2011

SILVERGRAPH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30951 (Commission File Number)	67-0695367 (I.R.S. Employer Identification No.)

22541 Parkfield Mission Viejo, CA 92692 (Address of principal executive offices) (zip code)

(562) 693-3737 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

On December 30, 2011, the holders of that certain (i) Silvergraph International, Inc. Convertible Promissory Note dated January 25, 2008, in the original principal amount of One Hundred Fifteen Thousand Dollars ($115,000.00) and identified as No. PN-39, as amended by a series of thirteen (13) amendments dated from November, 2008 through November 10, 2011, (ii) Silvergraph International, Inc. Convertible Promissory Note dated February 1, 2008, in the original principal amount of Fifty Thousand Dollars ($50,000.00) and identified as No. PN-40, and (iii) a promissory note in the original principal amount of Twenty Five Thousand Dollars ($25,000.00) and issued to the Robert J. Neborsky, M.D., Inc. Retirement Trust (collectively, the “Notes”), sold their interest in the Notes to five (5) buyers for aggregate consideration of Two Hundred Forty Thousand Dollars ($240,000.00).  The sellers were Antaeus Capital Partners, LLC, Robert Neborsky, and Thomas G. Schuster, as follows:

Seller:	Principal:	Interest:	Total:
Antaeus	$190,679.00	$40,968.00	$231,647.00
Schuster	$82,743.00	$17,793.00	$100,536.00
Neborsky	$25,000.00	$6,888.00	$31,888.00
Total	$298,422.00	$65,649.00	$364,071.00

The purchasers were Matthew Balk, Jason Adelman, Chad Willis, MKM Opportunity Master Fund, Ltd., and the Robert J. Neborsky and Sandra S. Neborsky Living Trust, each paying an equal Forty Eight Thousand Dollars ($48,000.00).

The Notes are, by their terms, convertible into our common stock at a conversion price that is the lower of (i) $0.002, or (ii) the conversion price that would cause the majority holder of the Note to own upon conversion the number of shares of our common stock determined to be 59% of the outstanding common stock on a fully-diluted basis.  As of December 30, 2011, the Notes are therefore convertible into a maximum of 182,035,500 shares of our common stock, which would represent over 98% of the then-issued and outstanding shares of our common stock.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 30, 2011, in connection with the sale of the Notes described in Item 5.01, above, Michael S. Abrams was appointed to our Board of Directors, to serve until the next annual meeting of shareholders or until his successor is elected.

Mr. Abrams, age 41, has extensive experience as a finance professional and has served as a senior-level advisor to numerous public companies during his career.  Mr. Abrams is currently a Managing Director of Burnham Hill Advisors LLC, a New York-based investment and merchant banking firm he joined in August of 2003.  He is also the Interim Chief Financial Officer of Bond Laboratories, Inc., a public company subject to the reporting requirements of the Securities Exchange Act of 1934.  Mr. Abrams holds a Master of Business Administration with Honors from the Booth School of Business at the University of Chicago.

Section 9 – Financial Statements and Exhibits.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silvergraph International, Inc.

Dated: January 3, 2012	/s/ James Simpson
By: James Simpson
Its: Chief Executive Officer